UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2005

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20838	75-2396863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Desta Drive, Suite 6500

Midland, Texas 79705-5510

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:

(432) 682-6324

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Clayton Williams Energy, Inc. (the “Company”) has previously announced that substantially all of its Louisiana production was in the path of Hurricane Katrina and has been shut-in since the latter part of August 2005.  Louisiana production accounts for approximately 25% of the Company’s oil and gas production.

Based on early damage assessments, the Company estimates that repairs for the damage caused by Hurricane Katrina will cost approximately $1.5 million dollars, the majority of which will be covered by insurance.  The Company estimates that its production facilities in the areas affected by Hurricane Katrina could be repaired within three to eight weeks if field services and supplies continue to be available.  However, most of the Company’s production flows through pipelines and plant facilities operated by others.  The Company estimates that the time needed to repair these third party pipelines and plant facilities and enable the Company to restore production will range from three to seven months.

Hurricane Rita is not expected to affect the operations or facilities owned or used by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

September 30, 2005	By:	/s/ L. Paul Latham
L Paul Latham
Executive Vice President and Chief Operating Officer

September 30, 2005	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial Officer